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            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                   July 22, 1999

Honeywell Inc.
Honeywell Plaza
Minneapolis, MN 55408

Ladies and Gentlemen:

               We have acted as counsel to Honeywell Inc., a Delaware corporation ("Honeywell"), in connection with the proposed merger (the "Merger") of Blossom Acquisition Corp. ("Blossom"), a newly formed Delaware corporation and wholly owned subsidiary of AlliedSignal Inc., a Delaware corporation ("AlliedSignal") with and into Honeywell, pursuant to the Agreement and Plan of Merger, dated as of June 4, 1999, by and among Honeywell, Allied Signal and Blossom (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

               This opinion is being furnished to you, at your request, in connection with the filing of the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

               In rendering our opinion set forth below, we have examined and, with the consent of Honeywell, AlliedSignal and Blossom, relied upon the accuracy and completeness (which we have neither investigated nor verified) of the facts, information, covenants, representations and warranties contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, including the Exhibits thereto, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate




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Honeywell Inc.
July 22, 1999
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as a basis for our opinion set forth below. In addition, we have relied upon certain statements, representations and covenants made by Honeywell, AlliedSignal and Blossom including representations and covenants set forth in letters from Honeywell, AlliedSignal and Blossom dated the date hereof (the "Tax Certificates"), and we have assumed that the Tax Certificates will be complete and accurate, and will be re-executed by appropriate officers of Honeywell, AlliedSignal and Blossom, as of the Effective Time.

               In rendering our opinion set forth below, we have assumed that
(i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein has been waived or modified in any respect prior to the Effective Time and (ii) the Registration Statement, the Merger Agreement and the Tax Certificates reflect all the material facts relating to the Merger, Honeywell, AlliedSignal and Blossom. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties made by Honeywell, AlliedSignal and Blossom (including, without limitation, those set forth in the Merger Agreement and the Tax Certificates). Any material change or inaccuracy in the facts referred to, set forth or assumed herein, in the Registration Statement, the Merger Agreement or in the Tax Certificates (giving effect to all events occurring subsequent to the Effective
Time) may affect the conclusions stated herein.

               We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

               In rendering our opinion set forth below, we have considered applicable provisions of the Internal





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Honeywell Inc.
July 22, 1999
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Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations, such judicial decisions and such administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, there can be no assurance that contrary positions may not be taken by the Internal Revenue Service. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

               Based solely upon and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, under current law:

               (1) The Merger will qualify as a "reorganization" for U.S. federal income tax purposes under Section 368(a) of the Code.

               (2) Each of AlliedSignal, Honeywell and Blossom will be a party to such "reorganization" within the meaning of Section 368(b) of the Code;

               (3) No gain or loss will be recognized by Honeywell, AlliedSignal or Blossom as a result of the Merger;

               (4) No gain or loss will be recognized by a shareowner of Honeywell who exchanges shares of Honeywell common stock solely for shares of common stock of AlliedSignal, except gain will be recognized with respect to cash received instead a fractional share of AlliedSignal's common stock;

               (5) The aggregate tax basis of the shares of AlliedSignal's common stock received by a Honeywell shareowner who exchanges all of the shareowner's shares of Honeywell common stock for shares of common stock of AlliedSignal in the Merger will be the same as the aggre-





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Honeywell Inc.
July 22, 1999
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gate tax basis of the shares of Honeywell common stock surrendered in exchange
(reduced by any amount allocable to a fractional share of the AlliedSignal's common stock for which cash is received);

               (6) The holding period of the shares of AlliedSignal's common stock received by a Honeywell shareowner will include the holding period of the shares of Honeywell common stock surrendered in exchange; and

               (7) a Honeywell shareowner who receives cash instead of a fractional share of AlliedSignal's common stock will, in general, recognize capital gain or loss equal to the difference between the cash amount received and the portion of the shareowner's tax basis in shares of Honeywell common stock allocable to the fractional share. This gain or loss will be long-term capital gain or loss for United States federal income tax purposes if the shareowner's holding period in the shares of Honeywell common stock exchange for the fractional share of AlliedSignal's common stock is more than one year.

               The foregoing opinion applies solely to a holder of Honeywell common stock that holds its shares as a capital asset as of the Effective Time and does not address the federal income tax consequences of the Merger to a holder of Honeywell common stock subject to special treatment under the Code. Except as expressly set forth above, we express no other opinion, including, without limitation, any opinion as to whether any events subsequent to the Effective Time will be viewed as part of the plan of reorganization for U.S. federal income tax purposes and the effect, if any, of such events on our conclusions herein.

               This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except we consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Joint Proxy Statement/Prospectus under the captions "The Merger Transaction Material Federal Income Tax Consequences" and





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Honeywell Inc.
July 22, 1999
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"Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

               The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP